Exhibit 23.4
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Registration Statement No. 333-142271 on Form S-8 and in Amendment No. 1 to Registration Statements No. 333-142278 and No. 333-146832 on Form S-3 of our report dated March 7, 2008, relating to the consolidated balance sheet of DCP Midstream GP, LP as of December 31, 2007 appearing in this Annual Report on Form 10-K of DCP Midstream Partners, LP for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
Denver, Colorado
March 7, 2008